UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2009

Location Based Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139395	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4989 E. La Palma Avenue, Anaheim, California 92807
(Address of Principal Executive Offices) (Zip Code)

(888) 600-1044
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Shares of Equity Securities.

Stock Purchase Agreements

On September 14, 2009, the Registrant signed a stock purchase agreement for the sale of 129,870 shares of its restricted common stock (the “Shares”) for $0.77 per share for an aggregate of $100,000.  In connection with the sale of Shares, the buyer will receive 32,468 warrants with an exercise price of $0.88 per share and expiring on September 14, 2012.  The stock purchase agreement is attached to this Current Report as Exhibit 10.49.

On September 15, 2009, the Registrant signed a stock purchase agreement for the sale of 110,685 shares of its restricted common stock (the “Shares”) for $0.68 per share for an aggregate of $75,000.  In connection with the sale of Shares, the buyer will receive 27,671 warrants with an exercise price of $0.77 per share and expiring on September 15, 2012.  The stock purchase agreement is attached to this Current Report as Exhibit 10.50.

Common Stock Issuances for Services Provided

On September 16, 2009, the Registrant issued 50,000 shares of its restricted common stock in exchange for consulting services related to accounting advisory services.  The shares were valued at $38,500, which represents the fair market value of the services provided on the award date.

On September 16, 2009, the Registrant issued 9,615 shares of its restricted common stock in exchange for consulting services related to business development.  The shares were valued at $10,000, which represents the fair market value of the services provided on the award date.

On September 16, 2009, the Registrant issued 4,870 shares of its restricted common stock as payment for finder’s fee commissions. The shares were valued at $3,750, which represents the fair market value of the services provided on the award date.

Exemption From Registration. The shares of Common Stock and Warrants referenced in Item 3.02 were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock and Warrants were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 7.01  Regulation FD Disclosure

On September 10, 2009, Location Based Technologies, Inc. announced that it will be featured in the second episode of Wide World of Stocks, a new 30-minute taped television and internet program that showcases microcap stocks. A copy of the release is attached as Exhibit 99.1.

On September 15, 2009, Location Based Technologies, Inc. announced that it is now selling vehicle location devices from its website: www.PocketFinder.com.  A copy of the release is attached as Exhibit 99.2.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits

Exhibit #	Description
10.49 10.50 99.1 99.2	Stock Purchase Agreement – David M. Morse, Jr. Stock Purchase Agreement – Robin Babcock Press Release Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Date: September 16, 2009	By:	/s/ David Morse
David Morse
Chief Executive Officer

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